Exhibit 4(a)

SHARED CAPITAL COOPERATIVE

SUBSCRIPTION AGREEMENT

for an

INVESTMENT NOTE

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SUBSCRIBERS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 7. THE COOPERATIVE IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE COOPERATIVE MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

I.	Terms and Conditions

This Subscription Agreement (this “Agreement”) by and between Shared Capital Cooperative, a Minnesota cooperative corporation (the “Cooperative”), and the undersigned subscriber (the “Subscriber”) is made effective as of the date on which the Cooperative executes this Agreement.

1. Subscription for an Unsecured, Subordinated Promissory Note. Subscriber hereby offers and agrees to purchase from the Cooperative an unsecured subordinated promissory note in the form attached as Exhibit A to this Agreement (the “Note”) in the amount and under the terms set forth under the heading “III. Investor Information,” below. Concurrently with the delivery of this Agreement, the Subscriber must deliver payment for the total purchase price of the Note. Subscriber understands that the Notes are being offered pursuant to an offering circular dated September 28, 2021 (the “Offering Circular”) that is part of an Offering Statement filed with the SEC pursuant to Regulation A under the Securities Act (the “Offering Statement”). If there are any inconsistencies, the provisions of this Agreement supplement and supersede the terms of the Offering Statement. This Agreement is irrevocable and unconditional and continues notwithstanding the death, incapacity, dissolution or bankruptcy of, or any other event or proceeding affecting Subscriber.

2. The Cooperative’s Right to Accept or Reject Subscriptions. The Cooperative may accept or reject any subscription, in whole or in part. This means that the Cooperative may sell to Subscriber a Note with a smaller principal amount than Subscriber subscribes to purchase or may choose not to sell a Note to Subscriber. If the Cooperative accepts Subscriber’s subscription, in whole or in part, this Agreement will constitute an irrevocable commitment by the Subscriber to purchase the Note, and the Cooperative will deliver an executed copy of this Agreement and an executed Note to Subscriber. If the Cooperative rejects Subscriber’s subscription in whole or in part, the Cooperative will return the payment tendered for any unissued portion of the subscription, without interest or deduction.

3. Unsecured; Subordinated. Subscriber acknowledges that the Note is not secured by any asset of the Cooperative. Subscriber acknowledges that all Notes issued in this offering are subordinate to certain senior debts of the Cooperative. Further, Notes held by members of Shared Capital are subordinate to Notes held by non-members.

4. Representations and Warranties of the Subscriber. Subscriber represents and warrants to, and covenants with, the Cooperative that:

a. Acknowledgment. The Subscriber, or the Subscriber’s representative, has received and has read and understands this Agreement, copies of the Offering Circular and Offering Statement including exhibits thereto, and any other information required by the Subscriber to make an investment decision.

b. Acknowledgment of Automatic Renewal. For the purpose of this paragraph, “Maturity Date” has the same meaning assigned to it by the Form of Unsecured Subordinated Investment Note attached to this Agreement as Exhibit A. Without limiting subparagraph a. above, Subscriber acknowledges they understand all of the following: On the Maturity Date, and on all following Maturity Dates, the term of the Note will automatically be extended for an additional term of the same length as the term of the Note, except that if the Note has a term of 10 years, any extension will be for 5 years; provided, however, that the term will not be extended if Subscriber gives written notice to the Cooperative within the 60-day period prior to the Maturity Date that Subscriber does not wish the term to be extended. The Cooperative will give Subscriber at least two notices by email during the 60-day period before the then-applicable Maturity Date, reminding Subscriber of such Maturity Date and reminding Subscriber that the Note will renew automatically unless Subscriber indicates otherwise. The Cooperative will send such reminders instead via postal mail or another form of communication if Subscriber so requests in writing. The Cooperative will offer a grace period of 15 calendar days after the applicable Maturity Date in which Subscriber may notify the Cooperative that Subscriber does not wish their Note to be renewed. If the Cooperative receives such notice from Subscriber at any time during the 60-day period prior to the Maturity Date or within the grace period, then the term will not be extended and the original Maturity Date will remain in effect. The interest rate during any extensions will be the same as the original interest rate, provided that when a 10-year note is extended for an additional 5-year term, the interest rate during the extension will be 3%, unless the right to interest is waived.

c. Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address provided under the heading “III. Investor Information,” below.

d. Evaluate Risks. Subscriber has the requisite knowledge to assess the relative merits and risks of this investment, or has relied upon the advice of Subscriber’s professional advisors with regard to an investment in the Note.

e. Subscriber Advised to Seek Representation. Subscriber understands that nothing in this Agreement or any other materials presented to Subscriber in connection with the purchase and sale of the Note constitutes legal, tax, or investment advice. The Cooperative has advised Subscriber to consult with such legal, tax, and investment advisors as Subscriber, in Subscriber’s sole discretion, deems necessary or appropriate in connection with their purchase of the Note.

f. Transfer Restrictions. The Subscriber understands and agrees that the Note may not be transferred to any third party except with the prior written approval of the Cooperative’s board of directors; provided that the board’s approval is not required for customary transfers for bona fide estate planning purposes. Subscriber will not, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of) any interest in the Note except in compliance with this Agreement and any applicable state and federal securities laws and regulations.

g. Complete Information. All information provided by Subscriber to the Cooperative in connection with the purchase of the Note is true, correct, and complete as of the date hereof, and if there should be any change in such information, Subscriber will immediately provide the Cooperative with such information.

h. Backup Withholding. Subscriber is not subject to backup withholding because: (a) Subscriber is exempt from backup withholding, or (b) Subscriber has not been notified by the Internal Revenue Service (IRS) that Subscriber is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified Subscriber that they are no longer subject to backup withholding.

i. Authority; Binding Agreement. Subscriber has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement. This Agreement constitutes a valid and binding obligation of Subscriber enforceable against Subscriber in accordance with its terms, except as enforceability may be limited by applicable law.

5. Indemnification. Subscriber agrees to indemnify and hold harmless the Cooperative and its officers, directors, staff persons, and other agents for any claims, judgments, or expenses incurred as a result of any misrepresentation made by Subscriber.

6. Foreign Subscribers. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for a Note or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Note, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the investment in the Note. Subscriber’s subscription and payment for and continued beneficial ownership of the Note will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

7. Subscriber Suitability; Limitation on Investment Amount. Subscriber represents that EITHER:

a. Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

b. The purchase price set forth in the Investor Information section of this Agreement, together with any other amounts invested in shares and/or promissory notes offered by Shared Capital in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth (excluding the value of Subscriber’s primary residence).

Under federal regulations (17 CFR §230.501), the term “accredited investor” includes:

●	An individual who has an individual net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1 million at the time of the purchase, excluding the value of the person’s primary residence;

●	An individual with income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and a reasonable expectation of reaching the same income level in the current year;

●	An individual who holds a Series 7, 65, or 82 securities license issued by FINRA;

●	A registered broker dealer;

●	A registered investment advisor;

●	Any entity in which all of the equity owners are accredited investors;

●	Any legal entity not formed for the specific purpose of acquiring the securities offered, with total assets exceeding $5 million (requirements for who makes the investment decisions apply in certain cases);

●	An employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions or if the plan has total assets in excess of $5 million or, if the plan is self-directed, if investment decisions are made solely by persons who are accredited investors; and

●	A bank, savings and loan association, insurance company, registered investment company, business development company, or small business investment company.

Additional information about accredited investor status is contained in the Offering Circular under the heading “Plan of Distribution: Limitations on Amount Investors Can Invest.” However, Shared Capital cannot provide all information that any Subscriber may need to determine whether they are an accredited investor. Therefore, Subscriber represents that to the extent it, he, she, or they have any questions with respect to their status as an accredited investor, or the application of the investment limits, they have sought professional advice.

Investor understands that the Notes have not been registered under the Securities Act of 1933, as amended. Investor also understands that the Notes are being offered and sold pursuant to the exemption from registration contained in Regulation A, Tier 2, under the Securities Act of 1933, based in part upon Investor’s representations contained in this Agreement. Shared Capital will rely on Investor’s representation about their accredited investor status or that their investment amount is within the limit in part b. above, in order to determine that this offering is exempt from registration under Regulation A.

8. Representations and Warranties of the Cooperative. The Cooperative represents and warrants to the Subscriber as follows:

a. The Cooperative is a duly organized and validly existing cooperative corporation organized under the laws of the State of Minnesota.

b. The Cooperative is in good standing under the laws of the State of Minnesota and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it.

c. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by proper board action of the Cooperative.

9. Representations to Survive Delivery. The representations, warranties, and agreements of the Cooperative and of the Subscriber contained in this Agreement will remain in full force and effect and will survive the payment of the purchase price of the Note, the registration of the Subscriber as a holder of a Note in the records of the Cooperative, and the delivery of the Note to Subscriber.

10. General Provisions.

a. Binding Effect. Neither this Agreement nor any interest herein shall be assignable by the Subscriber without the prior written consent of the Cooperative. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

b. Notice. Any notice which either party may or must give to the other under this Agreement shall be in writing and shall be either hand delivered or sent via email or U.S. certified mail to the following addresses:

If to Shared Capital:	If to Subscriber:

Shared Capital Cooperative	The name and address provided by Subscriber under the heading “III. Investor Information,” below.
Attn: Investor Relations
388 University Avenue, Suite 300
St. Paul, MN 55114
invest@sharedcapital.coop

c. Modification. This Agreement may not be modified or amended except in writing signed by Shared Capital and Subscriber.

d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, excluding its conflict of laws rules.

e. Jurisdiction. The parties hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographical boundaries of Minneapolis and St. Paul, Minnesota for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement. The parties agree not to commence any suit, action, or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographical boundaries of Minneapolis and St. Paul. The parties hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that they are not subject personally to the jurisdiction of the above-named courts, that their property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

f. Attorneys’ Fees. In any suit or arbitration to enforce or interpret the terms of this Agreement, or to enforce any right or obligation created hereby, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

g. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

h. Electronic Signatures. Subscriber agrees that Subscriber’s digital signature or other form of electronic acknowledgement, consent, or acceptance (as the case may be), constitutes Investor’s signature, acceptance and agreement of the terms of this Agreement and that such digital signature, consent, or acceptance shall be given the same force and effect as a signature affixed by hand.

i. Severability. If a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, it will be deemed struck from this Agreement, and the validity and enforceability of the remaining provisions, or portions of them, will not be affected.

j. Entire Agreement. This Agreement, along with the Offering Statement to which it relates, including all attachments, constitutes the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to Subscriber’s purchase of the Note, and supersedes all prior and contemporaneous understandings or agreements of the parties.

k. Headings. The section headings and paragraph titles in this Agreement are for convenience of reference only and shall not limit or affect the interpretation of the provisions hereof.

l. Definitions. Any capitalized term shall have the meaning defined by this Agreement or by the Offering Statement.

II.	Investment Note Subscription

Amount of Note: ___________ (minimum $500)

Term and Interest Rate:

●	10-year term 4% interest

●	5-year term with 3% interest

●	3-year term with 1% interest

●	I waive my interest to give even greater support to Shared Capital and its mission of growing the cooperative economy. Please issue me a Note with the term selected above and a 0% interest rate.

What Shared Capital lending programs are you most interested in supporting? See descriptions of our lending in the Offering Circular under the heading, “Description of Shared Capital’s Business: Loan Programs and Products.” Note that this does not create a restriction on our use of funds.

●	The Worker Ownership Loan Fund

●	Shared Capital’s general lending to cooperatives

III.	Investor Information

Investor Name: ________________________________________________________________

Joint Investor (if any):___________________________________________________________

Address: If the Investor is an individual or individuals, enter your primary residential address. If the Investor is a legal entity, enter the principal place of business:

_________________________________________

_________________________________________

_________________________________________

Phone: ______________________________ Email: ______________________________

If the Investor is a legal entity, identify an individual who is authorized to transact business on its behalf relating to this investment:

Name: ______________________ Phone: _______________

Title: _______________________ Email: _______________

If the Investor is a legal entity, please identify the primary contact for correspondence:

Name: ______________________ Phone: _______________

Title: _______________________ Email: _______________

Form of Ownership – check applicable box:

●	Individual

●	Joint tenants with right of survivorship (all signatures must appear below)

●	Tenants in common (all signatures must appear below)

●	Individual Retirement Account (signatures of both account owner and trustee or custodian are required)

●	Corporation, Limited Liability Company, Partnership, or other entity (corporate or limited liability company resolutions or partnership agreement must be enclosed)

●	Trust (title and signature pages of trust agreement and all amendments must be enclosed):

Trustee Name(s): ____________________________________

Date of trust agreement or last amendment: _______________

●	Other: Provide detailed information: __________________________________________

________________________________________________________________________

Investor’s Tax ID: ______________________________________________________________

Joint Investor’s Tax ID: __________________________________________________________

IV.	Investor Signature

Before Subscriber signs this Agreement, Subscriber must have read and understood the Offering Circular. There are significant risks that Subscriber must understand before investing. These risks are discussed in the Offering Circular under the heading “Risk Factors.”

Signature: ______________________________________________ Date: _______________

Printed Name: ________________________________________________________________

Title: ________________________________________________________________________

(if signing on behalf of an entity)

Joint Investor or Trustee:

Signature: ______________________________________________ Date: _______________

Printed Name: ________________________________________________________________

Title: ________________________________________________________________________

(if signing on behalf of an entity)

V.	Acceptance by the Cooperative

Agreed by SHARED CAPITAL COOPERATIVE

by:

Signature: ______________________________________________ Date: _______________

Christina Jennings, Executive Director

Exhibit A: Form of Unsecured Subordinated Investment Note

SHARED CAPITAL COOPERATIVE

INVESTMENT NOTE

Principal Amount:	$________________________.00
Date:	___________________________
Term:	___________________________ (years)
Interest Rate:	_____________ %
Borrower:	Shared Capital Cooperative 2388 University Ave West, Ste 300 St. Paul, MN 55114
Lender Name:	___________________________
Lender Address:	___________________________
___________________________

FOR VALUE RECEIVED, Shared Capital Cooperative (the “Cooperative”), a Minnesota cooperative corporation, hereby promises to pay to the order of the lender named above (together with their successors and permitted assigns, the “Lender”), in lawful money of the United States, the principal amount set forth above plus simple interest on the unpaid principal balance at the rate set forth above, calculated on the basis of a 365-day year and the actual number of days elapsed, and according to all of the terms and conditions set forth below.

1.	Subscription Agreement. This Note is issued pursuant to and is subject to all of the terms and conditions of the Shared Capital Cooperative Subscription Agreement for an Investment Note entered into by the Cooperative and the Lender.

2.	Term and Maturity Date; Automatic Renewal. The “Maturity Date” is the last day of the term set forth above. On the Maturity Date (and all following Maturity Dates), the term of this Note will automatically be extended for an additional term of the same length as the term set forth above, except that if this Note has a term of 10 years, any extension will be for 5 years. Upon such extension, the Maturity Date will be the last day of the new term as extended. Provided, however, that the term will not be extended if Lender gives written notice to the Cooperative that Lender does not wish the term to be extended. The Cooperative will give Lender at least two notices by email during the 60-day period before the Maturity Date, reminding Lender of the Maturity Date and reminding Lender that the Note will renew automatically unless Lender indicates otherwise. The Cooperative will offer a grace period of 15 calendar days after the applicable Maturity Date in which Lender may notify the Cooperative that Lender does not wish their Note to be renewed. If the Cooperative receives such notice from Lender during the 60-day period before the applicable Maturity Date or within the grace period, then the term will not be extended and the applicable Maturity Date will remain in effect.

3.	Payment.

a.	All Principal and Interest Due at Maturity. The outstanding principal balance and all accrued but unpaid interest will become due and shall be paid within 60 calendar days after i) the “Maturity Date” or ii) the date on which the Cooperative receives notice that the term will not automatically renew, whichever is later.

b.	Annual Interest Payment. If the Principal Amount set forth above is at least twenty-five thousand dollars ($25,000), and if Lender has elected to receive annual interest payments, then the Cooperative will pay to the Lender an annual payment in the amount of all accrued but unpaid interest as of the end of the fiscal year. Such payment will be made within 60 calendar days after the end of each fiscal year.

c.	All payments will be applied first towards accrued interest, and then towards principal.

d.	Form and Place of Payment. All payments shall be made via ACH to Lender’s account information provided, or if no ACH has been provided, at Lender’s address shown above or at such other place as Lender may designate in writing.

4.	Prepayment. This Note may be prepaid at any time in whole or in part without penalty.

5.	Proceeds of the Note. This Note is one of a series of notes being issued by the Cooperative in an offering pursuant to Regulation A, Tier 2, under the Securities Act of 1933. The proceeds of the loan from Borrower and the amounts loaned by other investors in this offering will be used in accordance with the Cooperative’s Offering Statement.

6.	Unsecured and Subordinate. Lender understands that the Cooperative’s obligations under this Note are not secured. Lender understands that all Notes held by investors in this offering are subordinate to all other debts of the Cooperative, including any debt that may be incurred after the date of this Note. Lender further understands that debts to members of the Cooperative are subordinated to debts to non-members.

7.	Amendment; Waiver. An amendment to this Note shall be made only in writing signed by both parties. No waiver shall be effective unless in writing. No waiver of a term or condition on one occasion shall operate as a waiver of any other term or condition or of the same term or condition on a future occasion.

8.	Governing Law. This Note has been drawn in and will be governed by the laws of the State of Minnesota.

9.	Commercial Loan. This is a commercial loan, and the proceeds of this loan will only be used for business purposes. This transaction is not a consumer transaction subject to Minnesota law, Federal Reserve Board Regulations, or any other “consumer protection” statutes, regulations, or restrictions, without exception.

10.	Severability. If any provision of this Note is held by a court of competent jurisdiction to be illegal or unenforceable, such provision will be deemed limited or excised from this Note to the least degree necessary to give effect to the intentions of the parties as expressed in this Note.

11.	Successors and Assigns. The terms of this Note shall be binding upon the Cooperative, and upon Cooperative’s successors and assigns, and will inure to the benefit of Lender and their heirs, personal representatives, successors, and permitted assigns.

SHARED CAPITAL COOPERATIVE

by:

Signature: ______________________________________________ Date: _______________

Printed Name: ________________________________________________________________

Title: _______________________________________________________________________